                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                              FORM 8-K

                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported): September 6, 1994 . . . . . . . . . . . .


                    SAN DIEGO GAS & ELECTRIC COMPANY
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         (Exact name of registrant as specified in its charter)



        CALIFORNIA                  1-3779                   95-1184800
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(State or other jurisdiction of   (Commission          (I.R.S. Employer
incorporation or organization)    File Number)      Identification No.)



101 ASH STREET, SAN DIEGO, CALIFORNIA             92101
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .
(Address of principal executive offices)                      (Zip Code)



                                                         (619) 696-2000
Registrant's telephone number, including area code  . . . . . . . . . .




. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (Former name or former address, if changed since last report.)

                          FORM 8-K


Item 5.  Other Events

On September 6, 1994 SDG&E announced that it had reached an understanding with the California Public Utilities Commission's Division of Ratepayer Advocates to negotiate a settlement on the recovery of costs associated with the San Onofre Nuclear Generating Station. Additional information is included in the attached press release and Memorandum of Understanding.



Item 7.  Financial Statements and Exhibits

(c)  Exhibits

28.1  September 6, 1994 San Diego Gas & Electric Company Press
      Release

28.2 Memorandum of Understanding Between SDG&E and DRA Re Ratemaking for SONGS Units 2 & 3


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               SAN DIEGO GAS & ELECTRIC COMPANY
                                         (Registrant)



                        By:           /s/ F. H. Ault
                       -----------------------------------------------------
                            F. H. Ault, Vice President and Controller

EXHIBIT 28.1
                                 FOR IMMEDIATE RELEASE
                        SDG&E SEEKS FASTER RECOVERY OF NUCLEAR
                           PLANT COSTS WITHOUT RAISING RATES


David Kusumoto, (619) 696-4289

FOR IMMEDIATE RELEASE


        SAN DIEGO, CA, Sept. 6, 1994 -- An "understanding" has been reached to negotiate a settlement between San Diego Gas & Electric and the California Public Utilities Commission's (CPUC) Division of Ratepayer Advocates (DRA) on the recovery of costs associated with the San Onofre Nuclear Generating Station (SONGS), utility officials announced today.
        Among the elements that the "memorandum of understanding" directs both parties to negotiate is a plan to accelerate from 19 years to eight years the recovery of construction and other capital costs associated with the two remaining operating units at San
Onofre.
        SDG&E owns 20 percent of SONGS while Southern California Edison Company (SCE) retains majority ownership and operational responsibility. SCE has signed a similar memorandum of understanding with the DRA.
        If a settlement agreement is reached with the DRA and approved by the CPUC, SDG&E officials say it could play a pivotal role in making future electricity produced at the plant competitive with other sources of generation while not increasing rates for customers.
        "Today's news is the first step toward positioning the plant for tomorrow's competitive electricity marketplace," said Thomas A. Page, chairman, president and chief executive officer of SDG&E.
"This is the path we pledged to follow in our comments to the Commission's 'Blue Book' proposal for restructuring the electric industry."
        Among the terms to be negotiated is a proposal to recover SONGS' units 2 and 3 capital costs over an eight-year period beginning Feb. 1, 1996, through 2003 -- rather than the anticipated operational life of the units, which extends to 2013. During the eight-year period, the rate of return would be reduced from the current authorized level of 9.03 percent to 7.52 percent.
        "Moving up the recovery of capital costs while decreasing the PUC-authorized rate of return will result in a balance of shareholder and customer interests that will not increase customer rates," Page added.
        SDG&E also proposes a pay-for-performance plan that would encourage continued efficient operation of the plant while protecting customers from subsidizing inefficient operations.
Under the plan, customers would pay about four cents for every kilowatt-hour of electricity produced by the plants during the eight-year period. This pricing plan would replace the traditional ratemaking treatment for the ongoing operating and capital expenses for SONGS.
        SDG&E and the DRA are working to complete a definitive settlement agreement, and they will hold a settlement conference in the near future to explain the settlement terms. SDG&E and the DRA will seek PUC approval of the proposed settlement by the end of 1994. The Commission can accept, modify or reject SDG&E and the DRA's proposal.
        SONGS 2 and 3 began commercial operation in August 1983 and April 1984, respectively, with SDG&E's share of the capacity at 214 megawatts for Unit 2 and 216 megawatts for Unit 3.

EXHIBIT 28.2

        Memorandum of Understanding Between SDG&E and DRA
               Re Ratemaking for SONGS Units 2 & 3





This MOU is not a settlement agreement or stipulation between SDG&E and DRA, but forms the basis for a future settlement or stipulation. SDG&E and DRA agree not to publicly disclose the terms of this MOU until the similar MOU between Edison and DRA has been approved by Edison's Board. SDG&E and DRA will conduct these negotiations in confidence pursuant to Rule 51.9 of the Commission's Rules of Practice and Procedure. SDG&E and DRA will make all reasonable efforts to negotiate the settlement or stipulation in time for the Commission's approval to be effective 1/1/95.



1.   SDG&E will accelerate the recovery of its share of SONGS 2 &
     3 sunk costs commencing on 2/1/96 and terminating on 12/31/03 ("8-Year Period).

2. The sunk costs SDG&E will recover is a SONGS 2 & 3 rate base amount of $764 million less the accumulated deferred taxes of $166 million.

3. During the 8-Year Period, SDG&E will earn a return on SONGS 2 & 3 sunk costs equivalent to 7.52% on rate base.

4. SDG&E will remove the revenue requirement in rates as of 1/31/96 for items identified as SONGS 2 & 3 sunk costs.
     Starting 2/1/96, the SONGS 2 & 3 sunk costs shall be placed in rates and recovered over 8 years.

5. DRA and SDG&E shall negotiate terms and conditions in the final settlement document consistent with those on the SONGS
     1 model to address permanent closure of SONGS 2 and/or 3.

6. On 2/1/96, SDG&E will reduce its ERAM Margin by the amount of O & M expenses to be recovered through the Incremental Cost
     Incentive Pricing ("ICIP").


- --------------------
     1 The amount to be amortized will consist of SDG&E's SONGS 2 & 3 sunk costs based on Edison's billings related to the period ending 1/31/96 and will include amounts for Marine Mitigation costs; Design Basis Documentation; COD Adjustment; and MS Inventory.

7. From 2/1/96 through 12/31/03, SDG&E must accept on behalf of its customers all of its share of SONGS 2 & 3 output. The following Incremental Cost Incentive Pricing ("ICIP") subject to verification, by year, shall apply to recovery of SDG&E's incremental costs:

For:           1996 - 3.80 cents/kWh    2000 - 4.05 cents/kWh
               1997 - 3.85 cents/kWh    2001 - 4.10 cents/kWh
               1998 - 4.00 cents/kWh    2002 - 4.15 cents/kWh
               1999 - 4.00 cents/kWh    2003 - 4.15 cents/kWh




8. Subsequent to 12/31/03, SDG&E may sell power generated by SONGS 2 and 3 to any customer.

9. Subsequent to 2/1/96, there will be no apparent need for SONGS 2 or 3 reasonableness reviews. SDG&E retains the option to produce power at any level or permanently close either
     SONGS 2 and/or 3 at any time.

10. The Nuclear Unit Incentive Procedure for SONGS 2 & 3 shall terminate at the completion of Fuel Cycle 7 operations.

11. It is intended by this MOU that the annual rate impact of the accelerated amortization shall not exceed the levels of the rate reductions available that are attributable to SDG&E receiving a lower rate of reurn on its SONGS 2 & 3 investment as well as the termination of the SONGS 1 amortization during the 8-Year Period.

12. SDG&E will continue the current ratemaking treatment of SONGS 2 & 3 decommissioning expenses, unamortized loss on reacquired debt, and DOE decommissioning expense from EPAct 1992. SDG&E may also seek recovery of assessments, retrospective premiums or other costs associated with worker or third party claims.




__________________________          __________________________
By:  Edwin A. Guiles /date          By:  James D. Pretti /date
     San Diego Gas & Electric            Division of Ratepayer
     Company                             Advocates

              FEB 410
              Form 8-K



                           September 7, 1994




Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC  20549-1004


Ladies and Gentlemen:

The Current Report on Form 8-K, of San Diego Gas & Electric Company, announcing the understanding between San Diego Gas & Electric and the California Public Utilities Commission's Division of Ratepayer Advocates to negotiate a settlement on the recovery of costs associated with the San Onofre Nuclear Generating Station, is hereby being transmitted to you.


                                     Sincerely,

                                     James P. Trent

                                 Manager-Accounting Services

JPT/RCK:kn